UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

Amazon.com, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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This material amends and supplements our definitive proxy statement filed with the Securities and Exchange Commission on April 12, 2013 (the “Proxy Statement”) relating to the Annual Meeting of Shareholders of Amazon.com, Inc. (the “Annual Meeting”), to be held at 9:00 a.m., Pacific Time, on Thursday, May 23, 2013, at the Seattle Repertory Theatre, 155 Mercer Street, Seattle, Washington 98109.

The following “Grants of Plan-Based Awards in Fiscal Year 2012” table was inadvertently omitted from the Proxy Statement and summarizes information regarding stock awards described in the “Compensation Discussion and Analysis” section of the Proxy Statement and reflected in the “2012 Summary Compensation Table” and “Outstanding Equity Awards at 2012 Fiscal Year End” table in the Proxy Statement.

Grants of Plan-Based Awards in Fiscal Year 2012

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units		Grant Date Fair Value of Stock Awards(1)
Jeffrey P. Bezos	—	—		$—
Thomas J. Szkutak	4/9/2012	43,089	(2)	8,288,169
Andrew R. Jassy	4/9/2012	59,519	(3)	11,448,480
Diego Piacentini	4/9/2012	60,246	(4)	11,588,318
Jeffrey A. Wilke	4/9/2012	91,289	(5)	17,559,439

(1)	Stock awards are reported at grant date fair value, as determined under applicable accounting standards. Grant date fair value is determined based on the number of shares granted multiplied by the average of the high and the low trading price of Amazon.com common stock on the grant date, without regard to the fact that the grants vest over a number of years. The holder of the restricted stock unit award does not have any voting, dividend or other ownership rights in the shares of common stock subject to the award unless and until the award vests and the shares are issued.
(2)	Vests as to 611 shares on May 15, 2013 and quarterly thereafter through November 15, 2013; 610 shares on February 15, 2014; 1,303 shares on May 15, 2014 and quarterly thereafter through February 15, 2015; 383 shares on May 15, 2015 and quarterly thereafter through February 15, 2016; 4,788 shares on May 15, 2016; 4,787 shares on August 15, 2016 and quarterly thereafter through February 15, 2017; 3,689 shares on May 15, 2017; and 3,688 shares on August 15, 2017 and quarterly thereafter through February 15, 2018, assuming continued employment. This vesting schedule reflects total compensation targets for future years based on the number of shares vesting and stock price assumptions for each future year.
(3)	Vests as to 1,547 shares on May 15, 2013 and quarterly thereafter through November 15, 2013; 1,546 shares on February 15, 2014; 2,334 shares on May 15, 2014 and quarterly thereafter through February 15, 2015; 1,280 shares on May 15, 2015 and August 15, 2015; 1,279 shares on November 15, 2015 and February 15, 2016; 5,489 shares on May 15, 2016 and quarterly thereafter through February 15, 2017; 4,231 shares on May 15, 2017 and August 15, 2017; and 4,230 shares on November 15, 2017 and February 15, 2018, assuming continued employment. This vesting schedule reflects total compensation targets for future years based on the number of shares vesting and stock price assumptions for each future year.
(4)	Vests as to 1,779 shares on May 15, 2013 and quarterly thereafter through February 15, 2014; 2,319 shares on May 15, 2014 and August 15, 2014; 2,318 shares on November 15, 2014 and February 15, 2015; 1,267 shares on May 15, 2015; 1,266 shares on August 15, 2015 and quarterly thereafter through February 15, 2016; 5,478 shares on May 15, 2016; 5,477 shares on August 15, 2016 and quarterly thereafter through February 15, 2017; 4,221 shares on May 15, 2017 and August 15, 2017; and 4,220 shares on November 15, 2017 and February 15, 2018, assuming continued employment. This vesting schedule reflects total compensation targets for future years based on the number of shares vesting and stock price assumptions for each future year.

(5)	Vests as to 4,163 shares on May 15, 2013; 4,162 shares on August 15, 2013 and quarterly thereafter through February 15, 2014; 3,892 shares on May 15, 2014; 3,891 shares on August 15, 2014 and quarterly thereafter through February 15, 2015; 2,569 shares on May 15, 2015; 2,568 shares on August 15, 2015 and quarterly thereafter through February 15, 2016; 6,889 shares on May 15, 2016 and August 15, 2016; 6,888 shares on November 15, 2016 and February 15, 2017; and 5,312 shares on May 15, 2017 and quarterly thereafter through February 15, 2018, assuming continued employment. This vesting schedule reflects total compensation targets for future years based on the number of shares vesting and stock price assumptions for each future year.

All information set forth in the Proxy Statement, as supplemented by the information above, remains accurate in all material respects and should be considered in casting your vote by proxy or at the Annual Meeting.

The date of this material is April 26, 2013.

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